Mitek Reports Fiscal 2024 Third Quarter Financial Results

SAN DIEGO, CA, August 8, 2024 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and fraud prevention, today reported financial results for its third quarter ended June 30, 2024 and revised its previously provided guidance for its 2024 fiscal year ending September 30, 2024.

Fiscal 2024 Third Quarter Financial Highlights

•Total revenue was $45.0 million, compared to $43.1 million a year ago, or 4% year-over-year growth.
•GAAP operating income was $0.7 million, an operating margin of 2%, compared to GAAP operating income of $1.8 million, an operating margin of 4% a year ago.
•GAAP net income was $0.2 million, or $0.00 per diluted share, compared to GAAP net loss of $0.4 million, or $0.01 per diluted share a year ago.
•Non-GAAP operating income was $11.6 million and non-GAAP operating margin was 26%, compared to non-GAAP operating income of $12.0 million and a non-GAAP operating margin of 28% a year ago.
•Non-GAAP net income increased 27% to $12.0 million, or $0.25 per diluted share, compared to $9.5 million, or $0.20 per diluted share a year ago.
•Cash flow from operations was $13.0 million, compared to $16.6 million a year ago.
•Total cash and investments was $133.2 million at June 30, 2024, an increase of $2.9 million from $130.3 million at March 31, 2024.
•Mitek repurchased 819,623 shares at an average per share price of $12.25, totaling approximately $10.0 million.

Mitek Executive Chairman and Interim CEO Scott Carter’s Comments

“While we grew total revenue 4% year over year with Deposits leading the way, I am disappointed in our fiscal Q3 Identity product revenue and revenue outlook for fiscal year 2024. Although we had challenges in Identity, which we are addressing, I remain confident that our superior technology, strategic investments and upcoming product launches position us well to drive growth and deliver long-term shareholder value.”

Fiscal 2024 Full Year Guidance

Mitek is revising its previously provided guidance for its fiscal year ending September 30, 2024, as follows:

•Mitek now expects full-year revenue to be between $169 million and $173 million, a decrease of 1% at the midpoint of the range when compared to last year’s revenue. In fiscal 2023, Mitek signed a large multi-year mobile deposit reorder with one customer that locked in favorable pricing over a four-year period. Due to the unique terms of this contract, Mitek recognized additional license revenue relating to future years of approximately $7 million in fiscal 2023. If the Company backs out the future year revenue of approximately $7 million from its fiscal 2023 revenue and attributes the approximately $2.7 million that would have been attributable to fiscal 2024 to the midpoint of the fiscal 2024 revenue guidance, the Company estimates that it would represent growth of approximately 5% at the midpoint.
•Mitek now expects its Non-GAAP operating margin for fiscal 2024 to be between 23% and 25%. If the Company adjusts for the impact of the $7 million revenue item as described above, the Company estimates that it would represent a Non-GAAP operating margin of approximately 25% at the midpoint.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results for its fiscal 2024 third quarter ended June 30, 2024. To access the live call, dial 888-999-5318 (US and Canada) or +1 848-280-6460 (International) and ask to

join the Mitek call. A live and archived conference call webcast will also be accessible on the Investor Relations section of the Company’s website at www.miteksystems.com. A phone replay will be available approximately two hours after the end of the call and will remain available for one week. The phone call replay can be accessed by dialing 877-481-4010 (US or Canada) or +1-919-882-2331 (International) and entering the passcode 50966.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital access, founded to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. Trusted by 99% of U.S. banks for mobile check deposits and
7,900 of the world’s largest organizations, Mitek helps companies reduce risk and meet regulatory requirements. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s fiscal 2024 guidance, the Company’s ability to address its challenges in Identity and the Company’s superior technology, strategic investments and upcoming product launches positioning the Company well to drive growth and deliver long-term shareholder value, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the SEC on March 19, 2024 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for non-GAAP net income, non-GAAP net income per share, non-GAAP operating income, and non-GAAP operating expense that exclude acquisition-related costs and expenses, litigation and other legal costs, executive transition costs, stock compensation expense, non-recurring audit fees, enterprise risk, portfolio positioning and other related costs, restructuring costs and amortization of debt discount and issuance costs. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles.

In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP operating margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable due to the volatility of the Company’s share price. Additionally, a significant portion of the Company’s operations are in foreign countries and the transactional currencies are primarily Euros and British pound sterling and the Company is not able to predict fluctuations in those currencies without unreasonable efforts.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	June 30, 2024	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$84,351	$58,913
Short-term investments	38,718	74,700
Accounts receivable, net	41,609	32,132
Contract assets, current portion	16,805	18,355
Prepaid expenses	11,520	3,513
Other current assets	2,681	2,396
Total current assets	195,684	190,009
Long-term investments	10,157	1,304
Property and equipment, net	2,597	2,829
Right-of-use assets	2,848	4,140
Goodwill and intangible assets	181,434	188,222
Deferred income tax assets	13,268	11,645
Contract assets, non-current portion	1,793	5,579
Other non-current assets	1,446	1,647
Total assets	$409,227	$405,375
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,275	$7,589
Accrued payroll and related taxes	10,889	10,554
Accrued interest payable	500	305
Income tax payables	132	4,329
Deferred revenue, current portion	23,746	17,360
Lease liabilities, current portion	747	1,902
Acquisition-related contingent consideration	—	7,976
Restructuring accrual	42	—
Other current liabilities	1,577	1,482
Total current liabilities	43,908	51,497
Convertible senior notes	141,531	135,516
Deferred revenue, non-current portion	1,257	957
Lease liabilities, non-current portion	2,409	2,867
Deferred income tax liabilities	6,696	6,476
Other non-current liabilities	3,790	2,874
Total liabilities	199,591	200,187
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 46,148,999 and 45,591,199 issued and outstanding, as of June 30, 2024 and September 30, 2023, respectively	46	46
Additional paid-in capital	244,110	228,691
Accumulated other comprehensive loss	(9,874)	(14,237)
Accumulated deficit	(24,646)	(9,312)
Total stockholders’ equity	209,636	205,188
Total liabilities and stockholders’ equity	$409,227	$405,375

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Revenue
Software and hardware	$22,662	$21,447	$63,531	$73,083
Services and other	22,314	21,623	65,330	61,813
Total revenue	44,976	43,070	128,861	134,896
Operating costs and expenses
Cost of revenue—software and hardware (exclusive of depreciation & amortization)	54	428	123	816
Cost of revenue—services and other (exclusive of depreciation & amortization)	6,428	5,284	18,108	15,863
Selling and marketing	10,354	10,296	31,231	29,434
Research and development	9,982	7,461	28,569	22,504
General and administrative	12,604	11,588	43,085	30,126
Amortization and acquisition-related costs	3,750	6,207	11,581	15,302
Restructuring costs	1,070	14	1,648	2,000
Total operating costs and expenses	44,242	41,278	134,345	116,045
Operating income (loss)	734	1,792	(5,484)	18,851
Interest expense	2,329	2,362	6,895	6,662
Other income (expense), net	1,436	925	4,268	1,719
Income (loss) before income taxes	(159)	355	(8,111)	13,908
Income tax benefit (provision)	375	(783)	2,816	(4,437)
Net income (loss)	$216	$(428)	$(5,295)	$9,471
Net income (loss) per share—basic	$0.00	$(0.01)	$(0.11)	$0.21
Net income (loss) per share—diluted	$0.00	$(0.01)	$(0.11)	$0.20
Shares used in calculating net income (loss) per share—basic	47,017	46,002	46,764	45,625
Shares used in calculating net income (loss) per share—diluted	48,307	46,473	47,792	46,210

MITEK SYSTEMS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$194	$124	$447	$316
Selling and marketing	818	885	2,579	2,423
Research and development	1,344	644	3,751	2,097
General and administrative	1,229	991	4,124	2,954
Total stock-based compensation expense	$3,585	$2,644	$10,901	$7,790

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2024	% of Total	2023	% of Total	2024	% of Total	2023	% of Total
Major product category
Deposits software and hardware	$21,793	74%	$18,300	74%	$58,335	73%	$64,979	77%
Deposits services and other	7,493	26%	6,504	26%	21,539	27%	18,866	23%
Deposits revenue	29,286		24,804		79,874		83,845
Identity verification software and hardware	869	6%	3,147	17%	5,196	11%	8,104	16%
Identity verification services and other	14,821	94%	15,119	83%	43,791	89%	42,947	84%
Identity verification revenue	15,690		18,266		48,987		51,051
Total revenue	$44,976		$43,070		$128,861		$134,896

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$216	$(428)	$(5,295)	$9,471
Non-GAAP adjustments:
Acquisition-related costs and expenses(1)	3,749	6,207	11,581	15,302
Litigation and other legal costs(2)	157	393	3,244	1,119
Executive transition costs	1,265	91	2,033	672
Stock-based compensation expense	3,585	2,644	10,901	7,790
Non-recurring audit fees	1,014	812	5,025	2,185
Enterprise risk, portfolio positioning and other related costs(3)	—	—	996	—
Restructuring costs(4)	1,070	14	1,648	2,000
Amortization of debt discount and issuance costs	2,081	1,909	6,057	5,609
Income tax effect of pre-tax adjustments	(1,880)	(3,415)	(9,274)	(9,113)
Cash tax difference(5)	740	1,243	2,939	2,410
Non-GAAP net income	$11,997	$9,470	$29,855	$37,445
Non-GAAP income per share—basic	$0.26	$0.21	$0.64	$0.82
Non-GAAP income per share—diluted	$0.25	$0.20	$0.62	$0.81
Shares used in calculating non-GAAP net income per share—basic	47,017	46,002	46,764	45,625
Shares used in calculating non-GAAP net income per share—diluted	48,307	46,473	47,792	46,210

(1)Amortization of intangible assets recognized primarily from the ID R&D and HooYu acquisitions and the change in fair value of acquisition-related contingent consideration.
(2)During the three and nine month periods ended December 31, 2023 and June 30, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(3)During the nine months ended June 30, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.
(4)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $1.6 million in the nine months ended June 30, 2024 and were related to expenses incurred to relocate employees and a restructuring that occurred in the third quarter of fiscal 2024. Restructuring costs were $2.0 million in the nine months ended June 30, 2023 and were related to a restructuring plan that was initially implemented in June and November 2022.
(5)The Company’s non-GAAP net income is calculated using a cash tax rate of 13% in fiscal 2024 and 23% in fiscal 2023. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, and the utilization of research and development tax credits which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for fiscal 2024 and 2023 was 35% and 32%, respectively.

MITEK SYSTEMS, INC.
NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
GAAP operating income	$734	$1,792	$(5,484)	$18,851
Non-GAAP adjustments:
Acquisition-related costs and expenses	3,749	6,207	11,581	15,302
Litigation and other legal costs	157	393	3,244	1,119
Executive transition costs	1,265	91	2,033	672
Stock-based compensation expense	3,585	2,644	10,901	7,790
Non-recurring audit fees	1,014	812	5,025	2,185
Enterprise risk, portfolio positioning and other related costs	—	—	996	—
Restructuring costs	1,070	14	1,648	2,000
Non-GAAP operating income	$11,574	$11,953	$29,944	$47,919

Total Revenue	$44,976	$43,070	$128,861	$134,896
Non-GAAP operating margin	26%	28%	23%	36%

MITEK SYSTEMS, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Selling and marketing	$10,354	$10,296	$31,231	$29,434
Non-GAAP adjustments:
Stock-based compensation expense	818	885	2,579	2,423
Non-GAAP Selling and marketing	$9,536	$9,411	$28,652	$27,011

Research and development	$9,982	$7,461	$28,569	$22,504
Non-GAAP adjustments:
Stock-based compensation expense	1,344	644	3,751	2,097
Non-GAAP Research and development	$8,638	$6,817	$24,818	$20,407

General and administrative	$12,604	$11,588	$43,085	$30,126
Non-GAAP adjustments:
Stock-based compensation expense	1,229	991	4,124	2,954
Litigation and other legal costs	157	393	3,244	1,119
Executive transition costs	1,265	91	2,033	672
Non-recurring audit fees	1,014	812	5,025	2,185
Enterprise risk, portfolio positioning and other related costs	—	—	996	—
Non-GAAP General and administrative	$8,939	$9,301	$27,663	$23,196

Total Non-GAAP Operating Expense	$27,113	$25,529	$81,133	$70,614